Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-164927 on Form S-8 of Patient Safety Technologies, Inc. (the “Company”) of our report dated March 23, 2012, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Patient Safety Technologies, Inc. for the year ended December 31, 2011.

/S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
March 23,  2012